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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): March 31, 2003

SYNAVANT INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-30822 (Commission File No.)	22-2940965 (I.R.S. Employer Identification No.)

3445 Peachtree Road Suite 1400 Atlanta, Georgia 30326 (Address of principal executive offices, including zip code) (404) 841-4000 (Registrant's telephone number, including area code)

None.
(Former name or Former Address if
Changed Since Last Report)

ITEM 5.    OTHER EVENTS

        On March 31, 2003, SYNAVANT Inc. (the "Company") secured a $15.0 million revolving credit facility with CapitalSource Finance LLC ("CapitalSource"). Funds obtained under the credit facility bear interest at an annual rate equal to the prime rate plus 2%, which at no time shall be less than 6.5%. The credit facility matures on September 30, 2004. A copy of the Revolving Credit and Security Agreement with CapitalSource is attached as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

  (c)
  EXHIBITS

  10.1
  Revolving Credit and Security Agreement dated March 31, 2003 by and among SYNAVANT Inc., CapitalSource Finance LLC, and certain wholly-owned subsidiaries of SYNAVANT Inc.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAVANT INC.
Date: April 3, 2003	By:	/s/ WAYNE P. YETTER Wayne P. Yetter Chief Executive Officer

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  ITEM 5. OTHER EVENTS
  ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
SIGNATURE